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                                                               EXHIBIT 23.7

       CONSENT OF MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED

                                                           January 10, 1995

The Board of Directors

Healthtrust, Inc.--The Hospital Company

4525 Harding Road

Nashville, Tennessee 37205

Dear Members of the Board:

  We hereby consent to the use of our opinion letter dated January 10, 1995 to the Board of Directors of Healthtrust Inc.--The Hospital Company ("Healthtrust"), included as Appendix C to the Proxy Statement of Healthtrust (which is also the Proxy Statement/Prospectus of Columbia/HCA Healthcare Corporation ("Columbia")) which forms a part of the Registration Statement dated as of the date hereof on Form S-4 of Columbia relating to the proposed merger of a subsidiary of Columbia with and into Healthtrust, and to the references therein to such opinion under the captions "Summary--The Merger-- Opinions of Financial Advisors," "The Merger--Background of the Merger," "The Merger--Reasons for the Merger; Recommendations of the Boards of Directors-- Healthtrust" and "The Merger--Opinions of Financial Advisors--Healthtrust". In giving such consent, we do not admit and we hereby disclaim that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder, nor do we thereby admit that we are experts with respect to any part of such Registration Statement within the meaning of the term "experts" as used in the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.

                                             Merrill Lynch, Pierce, Fenner &
                                                 Smith Incorporated

                                                /s/ Mary Beth Henson

                                          _________________________________

                                          Mary Beth Henson

                                          Director

                                          Investment Banking Group